Exhibit 99.1

For Immediate Release	CONTACT:
Bill Newbould
(610) 558-9800

ENDO PHARMACEUTICALS APPOINTS NANCY WYSENSKI

CHIEF OPERATING OFFICER

CHADDS FORD, Pa., Sept. 6, 2007 — Endo Pharmaceuticals Inc., a wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP) and a market leader in pain management, has announced the appointment of Nancy J. Wysenski as Chief Operating Officer, effective today. In this position, Wysenski will oversee the integration and execution of Endo’s operating strategy, sourcing and commercializing its product portfolio, and advancing the company’s organizational capabilities. She will have direct responsibility for business development, strategic alliances, sales and marketing, technical operations and supply chain, and corporate services, including human resources and information management.

“We are delighted to welcome Nancy Wysenski to the Endo team,” said Peter A. Lankau, President and Chief Executive Officer. “Her proven leadership ability to successfully drive operating, organizational and commercial strategies will serve Endo well as we pursue our stated goal of becoming the leading pain company. As Endo continues to grow, our business strategy requires an important focus on product diversification and commercial execution, and she is a results-oriented leader. We look forward to benefiting from her organizational skills, extensive pharmaceutical background and considerable operational expertise.”

Commenting on her new position, Wysenski said, “This is an outstanding opportunity to join a premier specialty pharmaceutical company at a very exciting time in its history. I believe that Endo’s strong financial position gives us flexibility to expand our portfolio, leverage our assets, and create a broader platform for sustainable growth, and I’m excited to have a key role in that effort.”

Most recently, Wysenski, a 30-year veteran of the health care industry, was President of EMD Pharmaceuticals, Inc., the U.S. subsidiary of Europe’s longest-standing pharmaceutical company, Merck KGaA of Darmstadt, Germany. In this role, she was responsible for U.S. operations for this division and for Dey Laboratories, a specialty respiratory pharmaceutical business. During her tenure at EMD, Wysenski was responsible for leading the team that secured approval for EMD’s first U.S. product. Wysenski also served as a member of the Merck KGaA Ethical Pharmaceuticals Executive Committee and led a variety of global business initiatives, including the Portfolio Management Team based in Germany.

Before joining and co-founding EMD as Vice President of Marketing and Sales in 1999, she served as Senior Vice President of Operations at NetGenics, a venture capital-backed, start-up company specializing in technologies for use in drug discovery. Prior to that, Wysenski held a number of positions of increasing scope and responsibility at Astra Merck, culminating as Vice President of Sales, growing U.S. revenues for Prilosec® to more than $2.5 billion under her leadership. During her tenure at Astra Merck, she also served on the company’s operating board. Prior to joining Astra Merck in 1990, she began her pharmaceutical industry career in 1984 at Merck Human Health, where she held various positions.

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Wysenski is a graduate of Kent State University and holds an M.B.A. from Baldwin Wallace College. She currently serves as a director on the boards of North American Scientific, a publicly traded device company focused on the treatment of cancer, and Columbia MedCom, a medical communications company. She is the founder and past president of the Research Triangle Park Chapter of the Healthcare Businesswomen’s Association, a global non-profit organization for which she currently serves as a board member, and is a member of the Board of Trustees for North Carolina Central University.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its wholly owned Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre- clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of our products; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the SEC on March 1, 2007. Readers should evaluate any statement in light of these important factors.

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